VirtualSellers.com, Inc.
Suite 1000
120 North LaSalle Street
Chicago, IL 60602

December 6, 2001

Dr. Dennis Sinclair,
President
VirtualSellers.com, Inc.
Suite 1000
120 North LaSalle Street
Chicago, IL 60602

Re: Your Resignation

Dear Dr. Sinclair:

In a meeting of the Board of Directors of VirtualSellers.com, Inc. ("VDOT") held on December 4, 2001, the Board resolved to ask you to postpone the effective date of your resignation until the Board has appointed a successor Chief Executive Officer.

Subject to your agreement, we propose the following amendments to the letter agreement between us dated November 9, 2001 (the "Resignation Agreement"):

1. We will issue the Common Stock referred to in paragraphs (a) and (c) of the Resignation Agreement, and the Warrants referred to in paragraph (b) of the Resignation Agreement, prior to filing the S-8 referred to in the Resignation Agreement. As it is our understanding that you would prefer to postpone issuance of the stock and the warrants until after the beginning of the new year, we will not issue any of it until after January 1, 2001;

2. We will file the S-8 immediately after the later of (i) the date that we receive the KPMG consent document or (ii) the date that we issue the Common Stock and the Warrants referred to in paragraph 1, above;

3. The effective date, as defined in the Resignation Agreement, is hereby extended until the earlier of (a) the date that you send us notice of your resignation or (b) the date upon which we appoint a successor Chief Executive Officer for VDOT; provided, however, that you will not resign until after the S-8 has been filed;

4. We will use our best efforts to identify and appoint a replacement Chief Executive Officer for VDOT as expeditiously as is possible.

If the foregoing terms of amendment to the Resignation Agreement are acceptable to you, please sign the enclosed original of this letter in the space provided and return the original to Ethan Minsky of Clark, Wilson at your earliest convenience. This amendment to the Resignation Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Also, delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this amendment to the Resignation Agreement as of the date set forth on page one

Sincerely,

VIRTUALSELLERS.COM, INC.

By Its Board of Directors:

/s/ signed
Raymond Mol

/s/ signed
Pierre Prefontaine

/s/ signed
Mel Baillie

/s/ signed
Paul Lee

Agreed to and accepted by me this 6th day of December, 2001

/s/ signed
Dennis Sinclair